AGREEMENT

         THIS AGREEMENT (THE "AGREEMENT"), ENTERED INTO AS OF THIS 7TH day of July, 1999, by and between International Smart Sourcing, Inc., a Delaware corporation with its principal place of business at 320 Broad Hollow Road, Farmingdale, New York 11735 (the "Company"), and Azurel Ltd., a Delaware corporation with its principal place of business at 509 Madison Avenue, New York, New York 10022 (together with its subsidiaries and affiliates, "Azurel").

         WHEREAS, Azurel desires to engage the Company to be the exclusive supplier of any and all products imported to the United States by or on behalf of Azurel (the "Imported Products"), and the Company desires to be the exclusive supplier of such Imported Products.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants obtained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the Parties as follows:

         1.       TERM.

                  The term of this Agreement shall commence as of the date first written above and shall end on December 31, 2003 (said period is hereinafter referred to as the "Term").

         2.       SERVICES.

                  (a) The Company agrees to provide the Imported Products to Azurel, and Azurel agrees to purchase the Imported Products exclusively from the Company during the Term of this Agreement.

                  (b) In the event that any tooling is  required  in  connection with the manufacture and supply of the Imported Products (the "Tooling"), Azurel will participate in the design and pay all expenses associated with the design and production of such Tooling. The Tooling will be the property of Azurel and will be used only for the manufacture of the Imported Products, their components or other goods manufactured for Azurel by the Company, its subsidiaries and affiliates.

         3.       DELIVERY AND PAYMENT.

                  (a) The Company shall deliver promptly to Azurel, or such third party designee as Azurel shall specify to the Company in writing, all Imported Products to be provided by the Company hereunder.

                  (b) Azurel shall pay to the Company, prior to production, the cost of any materials required in connection with the manufacture of the Imported Products, and shall pay for all finished Imported Products in full upon delivery by the Company F.O.B. any United States port of entry.

         4.       WARRANTIES.

                  (a) The Company warrants that, when delivered in accordance with this Agreement, the Imported Products will conform to: (i) any affirmation of fact or promise made by the Company that specifically relates to the Imported Products delivered; (ii) any description of the Imported Products provided by the Company prior to the delivery thereof; and (iii) any sample or model exhibited by the Company prior to delivery as a true sample or model of the Imported Products to be delivered.

                  (b) With the exception of any promissory note executed in accordance with paragraph 6(a) below and the Warrants, as hereinafter defined, this Agreement is intended to be the complete and exclusive statement of the understanding between the parties with respect to the subject matter hereof. The Company makes no warranties, express or implied, other than those specifically stated herein.

                  (c) THE  COMPANY  AND AZUREL  AGREE  THAT ANY AND ALL  IMPLIED
WARRANTIES ARE HEREBY EXCLUDED. THE COMPANY IN NO WAY WARRANTS THE MERCHANTABILITY OF THE IMPORTED PRODUCTS OR ANY COMPONENT PART THEREOF, OR THEIR FITNESS FOR THE PARTICULAR PURPOSE FOR WHICH THEY WERE INTENDED.

         5.       EXCLUSIVITY.

                  During the Term of this Agreement, the Company shall supply the Imported Products exclusively to Azurel, and Azurel shall purchase exclusively from the Company all of Azurel's Imported Product requirements. The Company shall not provide the Imported Products to and Azurel shall not purchase the Imported Products from any other party during the Term. However, nothing contained herein shall be construed as to restrict the Company from providing other products and services, similar in nature to those to be contemplated by this Agreement, to third parties not competitive in Azurel's market.

         6.       COVENANTS OF THE PARTIES.

                  (A) LOAN TO AZUREL. The Company will advance to Azurel, immediately upon execution of the Agreement and upon dates agreed to by Azurel and the Company, up to the sum of $500,000 to be used by Azurel to pay for purchases of the Imported Products from the current suppliers of Azurel (the "Credit"). Each advance of the Credit will be evidenced by a NonNegotiable Promissory Note on the terms and in the form attached hereto as Exhibit A.

                  (B) GRANT OF WARRANTS. Azurel will deliver to the Company, immediately upon execution of the Agreement, a duly executed Warrant Certificate registered in the name of the Company, giving the Company the right to purchase 100,000 shares of common stock of Azurel registered under the Securities Act of 1933, as amended, at the purchase price of $1.50 per share, until the expiration of the Warrant on December 31, 2004 (the "Warrants").

                  (C) INSURANCE. Azurel shall maintain in full force and effect, throughout the Term, adequate products liability insurance coverage for the Imported Products.

         7.       REMEDIES.

                  (a) If Azurel fails to make payment for goods delivered or services rendered as provided in Section 3 of this Agreement, the Company shall have, in addition to any remedy or remedies set forth below, the right to rescind and cancel this contract or, at its option, to defer further deliveries until all goods delivered have been paid for.

                  (b) In addition to the remedies set forth in paragraph (a) above, if Azurel breaches, or threatens to commit a breach of, any of the provisions contained herein, the Company shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law for the availability of such remedies), each of the rights and remedies being independent of the other and severally enforceable, and all of the rights and remedies being in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. The termination of the Term of this Agreement as specified herein shall not terminate any liability arising out of conduct prior to the actual date of termination:

                           (i)      The right and remedy to have the Agreement
specifically enforced by any court having equity jurisdiction, including, without limitation, the right to have restraining orders and injunctions (preliminary, mandatory, temporary and permanent) entered against Azurel preventing violations of such provisions, threatened or actual, and whether or not then continuing, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

                           (ii)     The right and remedy to require Azurel to
account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by it primarily as the result of any transactions constituting a breach of the Agreement. Azurel shall promptly account for and pay over such sums to the Company; and

                           (iii) The right and  remedy to declare  repayment  of
the Credit immediately due and payable.

         8.       TERMINATION OF THE AGREEMENT.

                  This Agreement shall terminate upon expiration of the Term, unless sooner terminated by a written instrument signed by both the Company and Azurel.

         9.       ARBITRATION.

                  Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association in the City of New York. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction.

         10.      WAIVERS AND AMENDMENTS.

                  This Agreement and any of the terms contained herein may not be amended, superseded, canceled, renewed, extended or waived, except by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of either party to insist upon performance of any terms or conditions of the Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, and the obligations of either party with respect thereto shall continue in full force and effect.

         11.      GOVERNING LAW.

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

         12.      NO PARTNERSHIP OR AGENCY.

                  It is expressly agreed that the parties to this Agreement are not partners, joint venturers, principals or agents to each other. The Company is an independent contractor and Azurel may not in any way control the manner in which the Company performs its obligations under this Agreement.

         13.      ASSIGNMENT.

                  This Agreement, and the Parties' rights and obligations hereunder, may not be assigned by either Party except upon the prior written consent of the other Party. Any purported assignment in violation hereof shall be null and void.

         14.      ENTIRE AGREEMENT.

                  This Agreement, and any supplement or amendment hereto and any agreements, instruments or documents delivered or to be delivered in connection herewith, constitute the entire agreement and understanding between the Company and Azurel concerning the subject matter hereof and thereof. As such, this Agreement supersedes the certain untitled Agreement entered into by the Parties on July 7, 1999, as well as all other prior or contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether written or oral, all of which are merged into this Agreement. The Company and Azurel agree that neither party shall be bound by anything not expressed herein, nor shall this Agreement be modified orally.

         15.      COUNTERPARTS.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

                                     International Smart Sourcing, Inc.

                                                     BY:
                                    Andrew Franzone, President

                                   Azurel Ltd.

                                                     BY:
                                                              Name:

                                                              Title:

EXHIBIT A

                                   AZUREL LTD.

                         NON-NEGOTIABLE PROMISSORY NOTE

$_______                                                           ______, 1999
                                                              New York, New York

      FOR VALUE RECEIVED, the undersigned, AZUREL LTD., a Delaware corporation ("Azurel"), promises to pay to the order of INTERNATIONAL SMART SOURCING, INC., or assigns (the "Holder"), the principal amount of _______________________________ Dollars ($_______), together with interest from the date of this Note on the unpaid principal outstanding under this Note at a rate of eight percent (8%) per annum.

      SCHEDULE OF PAYMENTS. The principal amount outstanding hereunder shall be due and payable in four (4) equal installments as postmarked on October 15, 1999, October 25, 1999, November 5, 1999 and November 15, 1999 (each of such dates, a "Payment Date"). All accrued, unpaid interest on the then outstanding principal amount hereunder shall be paid on each Payment Date.

      PAYMENT. Payments and any prepayments hereunder shall be made to the Holder by mail addressed to the Holder at 320 Broad Hollow Road, Farmingdale, New York 11735, or such other address as the Holder may hereafter specify in writing. Final payment in full of all outstanding principal of, and accrued unpaid interest on, this Note shall be made at the Principal Office of the Holder upon presentation and surrender of this Note.

     PREPAYMENTS. The undersigned may voluntarily prepay this Note, in whole or in part, at any time without penalty or premium.

      DEFAULT. In the event that Azurel defaults on its obligations under this Note as a result of its failure to make any required payment as and when the same becomes due hereunder (an "Event of Default"), interest shall accrue on all outstanding principal and accrued interest at a default interest rate of twenty percent (20%) per annum until such time as all outstanding amounts have been paid and satisfied in full by Azurel.

      ACCELERATION. Upon the occurrence of an Event of Default, the Holder shall be entitled to declare this Note immediately due and payable, together with any accrued interest and default interest owing at such time.

      WAIVERS. No delay by the Holder in the exercise of any right or remedy shall operate as a waiver of that right or remedy. No single or partial exercise by the Holder of any right or remedy shall preclude any other or future exercise of that right or remedy or the exercise of any other right or remedy. No waiver by the Holder or any default or of any provision of this Note shall be effective unless in writing and signed by the Holder. No waiver of any right or remedy on one occasional shall be a waiver of that right or remedy on any future occasion.

      The undersigned and every endorser and guarantor of this Note waive demand for payment, presentment, notice of dishonor, and protest of this Note and consent to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security, if any, given to secure this Note, to the addition of any party to this Note, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this Note.

      COLLECTION COSTS. Azurel will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the Holder in enforcing this Note or the obligations evidenced hereby, to the extent permitted by applicable law.

      APPLICABLE LAW. This Note and the rights and obligations of the parties under it shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

      IN WITNESS WHEREOF, this Note has been duly executed and delivered by Azurel as of the date first written above.

                                                              AZUREL LTD.

                                                              BY:
                                                              NAME:
                                                              TITLE:

AGREED AND ACCEPTED
this ___ day of ____, 1999

INTERNATIONAL SMART SOURCING, INC.

BY:
NAME:
TITLE: